UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2010

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue

Fairview, Oregon 97024-9718

(Address of principal executive offices) (Zip Code)

(503) 669-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 31, 2010, we issued a press release announcing results for our fourth quarter and fiscal year ended January 31, 2010, and held a conference call regarding the results. The press release is included as Exhibit 99.1 and the transcript of the conference call is included as Exhibit 99.2 to this Form 8-K. This discussion, as well as the press release and the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2010, our Board of Directors approved the restoration of a previous 10% reduction of the salaries of our named executive officers and certain other of our officers. The previous reduction, which was effective February 1, 2009, was taken in response to the global economic downturn. The resulting annual base salaries of our named executive officers as of May 1, 2010, will be as follows:

Named Executive Officer	Base Salary
Robert C. Warren, Jr., President and Chief Executive Officer	$540,000
Richard S. Anderson, Senior Vice President and Chief Operating Officer	300,000
Joseph G. Pointer, Chief Financial Officer	225,000
Susan Chazin-Wright, Vice President-Human Resources	205,000
Jeffrey K. Nickoloff, Vice President-Corporate Manufacturing	186,000

Our Board of Directors also increased retainer fees for directors effective June 1, 2010. As with the increase in officer base salaries, this increase restores a previous reduction of 10%, which was effective June 1, 2009.

On March 30, 2010, the Compensation Committee adopted guidelines to be used in making recommendations to our Board of Directors regarding cash incentive payments for our executive officers for the fiscal year ending January 31, 2011 (“Fiscal 2011”). The guidelines require Cascade to achieve earnings before interest and taxes (“EBIT”) of at least 4.5% of net sales in Fiscal 2011 in order for participants to receive any cash incentive payments. Once the minimum threshold for EBIT has been met, participants will receive a specified percentage (depending on position) of their salary as a cash incentive payment. If EBIT equals or exceeds the target threshold of 8.2% of net sales in Fiscal 2011, participants will receive an increased percentage of their salary as a cash incentive payment. If EBIT for Fiscal 2011 reaches the maximum threshold of 9.5% of net sales, participants will receive a further increased percentage of their salary as a cash incentive payment. Cash incentive payments for each participant are limited to a maximum award amount. Our Board of Directors has the discretion to adjust the terms upon which cash incentive payments are made if economic or business conditions warrant and for considerations of individual performance.

If the target threshold is met meaning EBIT is equal to 8.2% of net sales, our named executive officers will be eligible to receive, subject to the approval of our Board of Directors, an incentive payment equal to the percentage of their base salary set forth below:

Named Executive Officer	Incentive Payment as Percent of Base Salary
Robert C. Warren, Jr., President and Chief Executive Officer	75
Richard S. Anderson, Senior Vice President and Chief Operating Officer	65
Joseph G. Pointer, Chief Financial Officer	50
Susan Chazin-Wright, Vice President-Human Resources	50
Jeffrey K. Nickoloff, Vice President-Corporate Manufacturing	50

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are included with this report:

99.1	Press release issued on March 31, 2010.

99.2	Transcript of conference call held on March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer Chief Financial Officer

Dated: April 5, 2010

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